

EXHIBIT 11
                         Capitol Communities Corporation
                        Computation of Earnings Per Share

                                    UNAUDITED

                                                                            Nine Months Ended
                                                                                June 30,
                                                                2002                                2001
                                                         -------------------                 --------------------

Shares Outstanding Beginning of Period                            4,230,361                            4,230,361

Shares Issued During Period:
                   October 18,2001                               16,100,000
                   February 25, 2002                              4,200,000
                   March 26, 2002                                   145,000
                   March 29, 2002                                    75,000

                                                         -------------------                 --------------------

Total Outstanding                                                24,750,361                            4,230,361

Weighted average number of shares outstanding                    24,611,899                            4,230,361

Shares deemed outstanding from assumed
exercise of stock options                                           126,751                                    -
                                                         -------------------                 --------------------

Total                                                            24,738,650                            4,230,361
                                                         ===================                 ====================

Earnings (loss) applicable to common shares                     $ 1,719,305                          $(1,280,817)
                                                         ===================                 ====================

Earnings (loss) per share of common stock                           $ 0.069                              $ 0.303
                                                         ===================                 ====================


